Hudson Hires Institutional Sales Group

JERSEY CITY, N.J., March 16, 2009/PRNewswire-FirstCall/ -- Hudson Holding Corporation (OTC Bulletin Board: HDHL - News), parent of Hudson Securities, Inc., a registered broker-dealer that meets the execution and  liquidity needs of broker dealers, institutions, hedge funds and asset managers, today announced that it has hired a group of Institutional Sales Traders from Schonfeld  IBS.

The team joining Hudson represents the major share of individuals who comprised the institutional brokerage services unit at Schonfeld.The group services over 150 active accounts.

“Adding meaningful value to our clients’ agency execution experience is the message that drives our Institutional business today” said Marty Cunningham CEO of Hudson Securities. “This talented group of service-driven professionals adds relevant strength to our current platform, and underscores our intent to be the “destination of choice” for clients who demand a standard of excellence.”

Hudson Holding Corporation is a publicly traded company on the OTC Bulletin Board under the symbol “HDHL” and is the parent of Hudson Securities, Inc. and Hudson Technologies, Inc. Hudson Securities Inc. is dedicated to meeting the liquidity needs of its clients—institutions, hedge funds, asset managers, and broker dealers—by providing execution solutions and making markets in over 14,000 US and foreign securities and ADRs. As a registered broker-dealer under the Securities Exchange Act of 1934, Hudson Securities is a member of the Financial Industry Regulatory Authority (“FINRA”) and has been in business since 1984. Hudson Technologies provides technology services to Hudson Securities and client companies.

If you would like more information about this topic, or to schedule an interview with Martin Cunningham, CEO, Hudson Holding Corporation, please contact  Farisha Mohammed at 201-680-7389 or email fmohammed@hudsonsecurities.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

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